SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2010

NEAH POWER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada                            000-49962                       88-0418806

(State of Incorporation) (Commission File Number ) (IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142
 Bothell, Washington 98021

(Address of principal executive offices) (Zip Code)

(425) 424-3324

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2010, the registrant, Neah Power Systems, Inc. (“Neah Power”, “we” or “our”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with each of First Equity Trust, Inc., Amber Capital Corporation and Knightsbridge Law Co., Ltd. (collectively, the “Investors”) under which each of the Investors has committed to purchase up to $5 million of our common stock. Under the terms of each Purchase Agreement, from time to time until one year from the date of the Purchase Agreement and at our sole discretion, we may present each of the Investors with a tranche notice to purchase such common stock (the “Notice”). The Investors are obligated to purchase such common stock by the tenth trading day after the Notice date (the “Tranche Closing”), subject to satisfaction of certain closing conditions. The Investors will not be obligated to purchase the common stock in the event the closing price of our common stock during the nine trading days following delivery of a Notice falls below 75% of the closing price on the trading day prior to the date such Notice is delivered to the Investors. As financing fees, we will also issue to Investors, at each Tranche Closing, common stock equal to 25% of the number of common shares purchased at the Tranche Closing. In addition, we will pay to the Investors from the proceeds at each Tranche closing a 2% Success Fee.

On January 18, 2010 we entered into a Reserve Equity Financing Agreement with AGS Capital Group LLC under which AGS Capital agreed to purchase pursuant to tranche notices up to $5 million shares of our common stock under certain conditions, including that a registration statement be effective for such shares after the first 1,520,000 shares of our common stock are purchased by AGS Capital.  In addition, any advance amount shall be automatically reduced by 50%, unless, if on any day during the five trading days after the advance notice, the VWAP for that day does not meet or exceed a “Floor Price”, defined as the price equal to 85% of the Volume Weighted Average Price of our common stock for the five trading days prior to the advance notice date, or any other price mutually agreed upon by us and AGS in writing.  In addition, the number of shares of our common stock issuable to AGS pursuant to an advance cannot cause the aggregate number of shares of our common stock beneficially owned by AGS and its affiliates to exceed 9.99% of the then outstanding shares of our common stock.

The foregoing is a summary of the terms of the Purchase Agreements and Reserve Equity Financing Agreement and is qualified in its entirety by the Purchase Agreements and the Reserve Equity Financing Agreement that are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Purchase Agreement dated January 18, 2010 between Neah Power Systems, Inc. and First Equity Trust, Inc.

10.2	Stock Purchase Agreement dated January 18, 2010 between Neah Power Systems, Inc. and Amber Capital Corporation

10.3	Stock Purchase Agreement dated January 18, 2010 between Neah Power Systems, Inc. and Knightsbridge Law Co., Ltd.

10.4	Reserve Equity Financing Agreement dated January 18, 2010 between Neah Power Systems, Inc. and AGS Capital Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2010	Neah Power Systems, Inc.

	By:	/s/Gerard C. D’Couto
Chief Executive Officer